EXHIBIT (1)



                     JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(f) promulgated under the

Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, no par value, of Nowsco Well Service Ltd., and further agree that this Joint Filing Agreement be included as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


                              HALCYON/ALAN B. SLIFKA MANAGEMENT
                              COMPANY LLC

                              By: /s/ James H. Schropp
                                  __________________________
                                  Name:  James H. Schropp
                                  Title:  Attorney-in-Fact

Dated:    June 6, 1996

                              ALAN B. SLIFKA AND COMPANY,
                              LIMITED

                              By: /s/ James H. Schropp
                                  __________________________
                                  Name:  James H. Schropp
                                  Title:  Attorney-in-Fact

Dated:    June 6, 1996

                              ALAN B. SLIFKA

                              By: /s/ James H. Schropp
                                  __________________________
                                  Name:  James H. Schropp
                                  Title:  Attorney-in-Fact

Dated:    June 6, 1996





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